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                                                                EX-99.B(g)(2)(i)

                                    Exhibit A
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                    Portfolios of Wells Fargo Variable Trust

                            International Equity Fund

Approved by the Board of Trustees: July 25, 2000.

Most Recent Annual Approval Date: August 5, 2003.